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Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C § 1350, as adopted), Ajit S. Gill, Chief Executive Officer and President of Inhale Therapeutic Systems, Inc. (the "Company"), and Brigid A. Makes, Vice President, Finance and Administration and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

        1.    The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

        2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 14, 2002

/s/ AJIT S. GILL Ajit S. Gill Chief Executive Officer, President and Director	/s/ BRIGID A. MAKES Brigid A. Makes Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary

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  Exhibit 99.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002